EXHIBIT 10.4


 THIS SECURED RECOURSE PROMISSORY NOTE IS A FULL RECOURSE NOTE AND PAYMENT OF PRINCIPAL AND ACCRUED INTEREST IS SECURED BY A PLEDGE OF THE SHARES (AS DEFINED BELOW).


                       SECURED RECOURSE PROMISSORY NOTE

 $1,000,000                                                       May 5, 2006

      FOR VALUE RECEIVED, the undersigned Rapid Link, Incorporated, a Delaware corporation ("Borrower") hereby promises to pay to the order of Apex Acquisitions, Inc., a Delaware corporation ("Payee"), the principal sum of $1,000,000 together with interest on the unpaid balance of such principal amount from the date hereof at a rate of interest equal to eight percent per annum (this "Promissory Note"). The principal balance of, and all accrued and unpaid interest on, this Promissory Note shall be due and payable in full by Borrower on the earlier to occur of (i) that date which is 18 months from the date hereof, or (ii) upon the Borrower's closing of an equity funding or debt financing with gross proceeds to the Borrower of at least $2,000,000.

      Payments of principal and interest on this Promissory Note shall be made in legal tender of the United States of America and shall be made at such place as Payee shall have designated to Borrower. If the date set for any payment of principal or interest on this Promissory Note is a Saturday, Sunday or legal holiday, then such payment shall be due on the next succeeding business day.

      As of the date hereof, Borrower has purchased all of the issued and outstanding shares of common stock of the Payee, par value $0.0001 per share (the "Shares") pursuant to the terms of that certain Stock Purchase Agreement dated as of May 3, 2006, as amended by that certain Amendment No. 1 of Stock Purchase Agreement dated as of May 5, 2006, by and between Payee and Borrower (the "Purchase Agreement"). Payment of this Promissory Note shall be secured by all of the Shares as provided in that certain Stock Pledge Agreement of even date herewith by and between Payee and Borrower (the "Pledge Agreement").

      The principal balance of, and accrued and unpaid interest on, this Promissory Note may be prepaid at any time, in whole or in part, without premium or penalty. Any such prepayment shall be first applied to the payment of any accrued and unpaid interest and then to the unpaid balance of the principal amount.

      Upon the occurrence and during the continuation of any Event of Default (as defined below), Payee may, at its sole discretion, upon written notice to Borrower, declare immediately due and payable the entire unpaid principal amount of this Note, together with accrued and unpaid interest thereon; provided, however, that in the case of any Event of Default described in clause (f) or clause (g) below with respect to Borrower, no such notice shall be required. Each of the following constitutes an "Event of Default":

           (a) Borrower shall fail to make complete payment of any installment of accrued interest under this Promissory Note within ten days of the date such installment of accrued interest is due;

           (b) Borrower shall fail to make complete payment of principal when due under this Promissory Note within ten days of the date such payment is due;

           (c) Borrower (i) becomes insolvent or generally fails to pay, or admits in writing its inability to pay, its debts as they become due,
      (ii) voluntarily commences any proceeding or files any petition under any bankruptcy, insolvency or similar law seeking reorganization or the appointment of a receiver, trustee, custodian or liquidator for Borrower or a substantial portion of its property, assets or business, or to effect a plan or other arrangement with its creditors, (iii) files any answer admitting the jurisdiction of the court and the material allegations of an involuntary petition filed against Borrower in any bankruptcy, insolvency or similar proceeding, (iv) is adjudicated bankrupt, or (v) makes a general assignment for the benefit of creditors of, or appoints a receiver, trustee, custodian or liquidator for a substantial portion of, its property, assets or business; or

           (d) Both (i) involuntary proceedings or an involuntary petition shall be commenced or filed against Borrower under any bankruptcy, insolvency or similar law or seeking the appointment of a receiver, trustee, custodian or liquidator for Borrower or a substantial part of Borrower's property, assets or business, or any writ, judgment, warrant of attachment, execution or similar process shall be issued or levied against a substantial part of Borrower's property, assets or business and (ii) such proceedings or petition shall not be dismissed, or such writ, judgment, warrant or attachment, execution or similar process shall not be released, vacated or fully bonded, within 60 days after commencement, filing or levy, as the case may be, or any order for relief shall be entered in any such proceeding.

      The failure of Payee to accelerate this Promissory Note shall not constitute a waiver of any of Payee's rights under this Promissory Note as long as Borrower's default under this Promissory Note continues.

      The provisions of this Promissory Note shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the conflicts of law rules thereof. In the event that Payee is required to take any action to collect or otherwise enforce payment of this Promissory Note, Borrower agrees to pay such reasonable attorneys' fees, court costs and other expenses as Payee may incur as a result thereof, whether or not suit is commenced.

      The terms and provisions of this Promissory Note shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Payee and any assignee or transferee of this Promissory Note. In the event of such transfer or assignment, the rights and privileges conferred upon Payee shall automatically extend to and be vested in such assignee or transferee, all subject to the terms and conditions hereof. Borrower's obligations, rights or any interest hereunder may not be delegated or assigned without the written consent of Payee.

      All notices, requests, demands or other communications under this Promissory Note shall be delivered in accordance with the provisions of
 Section 12(b) of the Pledge Agreement to the addresses set forth therein.

      IN WITNESS WHEREOF, this Promissory Note has been duly executed and delivered by Borrower on the date first above written.

                               BORROWER:

                               Rapid Link, Incorporated,
                               a Delaware corporation

                               By:
                                   ------------------------------------------
                                   John Jenkins, Chief Executive Officer